                                                                   Exhibit 10.62

     Confidential Materials omitted and filed separately with Securities and
                Exchange Commission. Asterisks denote omissions.

1/13/99

                   RESEARCH COLLABORATION AND OPTION AGREEMENT

      THIS AGREEMENT, effective as of the 13th day of January, 1999 (the "Effective Date") between Ontogeny, Inc., a Delaware corporation having a place of business at 45 Moulton Street, Cambridge, MA 02138 ("Ontogeny") and Becton, Dickinson and Company, a New Jersey corporation having a place of business at One Becton Drive, Franklin Lakes, NJ 07417 ("BD").

                                  INTRODUCTION

      WHEREAS, Ontogeny is in the business of conducting research in the field of developmental biology;

      WHEREAS, BD has expertise in the discovery, development, manufacture and commercialization of products, services, and devices in the medical technology industry for application in research, diagnostic and patient management;

      WHEREAS, Ontogeny will undertake a research program, the goal of which is to regenerate islet cells for purposes of delivery to an individual for the treatment of diabetes. BD desires to obtain from Ontogeny an option to develop and commercialize products that incorporate the ex vivo delivery of islet cells that are the subject of such research program as well as a right of first offer to develop and commercialize certain diagnostic and research products ;

      WHEREAS, the parties have therefore agreed on a research program and commercialization options under certain terms and conditions;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ontogeny and BD agree as follows:

                             Article 1. Definitions

      As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

      1.1 "Affiliate" shall mean any corporation, company, partnership, joint venture, firm and/or entity, which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, `control' shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty (50%) of the stock or shares entitled to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

      1.2 "BD Collaboration Technology" shall mean any data, substances, processes, materials, formulas or information which are developed or created solely by BD or its Affiliates or jointly by BD or its Affiliates and Ontogeny or its Affiliates and (i) which incorporate or are based on or derived by use of Ontogeny Technology, or (ii) which are conceived or reduced to practice during the course of and in accordance with the Research Program provided that BD or an Affiliate of BD has been requested to do so by the JRC or Ontogeny as part of the Research Plan in writing to Noel Warner, Vice President Scientific Affairs, BDIS, 2350 Qume Drive, San Jose, CA 95131 with a copy to Susan Capello, Intellectual Property Counsel 1 Becton Drive, Franklin Lakes, NJ 07417 and BD confirms this request in writing. BD shall respond to such request in writing within 30 days.

      1.3 "BD SPONSORED FTE" means a full time equivalent scientific person year carried out by a BD employee or contractor, having a Ph.D. degree or equivalent doctoral level research laboratory experience.

      1.4 "Field" shall mean ex vivo delivery of ex vivo regenerated human beta islet cells to an individual for the treatment of diabetes.

      1.5 "Ontogeny Intellectual Property Rights" means (a) the Ontogeny Patent Rights; and (b) any other intellectual property rights in and to the Ontogeny Technology, which Ontogeny or an Affiliate of Ontogeny owns or otherwise has the right to grant licenses under.

      1.6 "Ontogeny Patent Rights" means any patent or patent application or equivalent thereof, anywhere in the world, having one or more claims covering Ontogeny Technology, which Ontogeny or an Affiliate of Ontogeny owns or otherwise has the right to grant licenses under.

      1.7 "Ontogeny Technology" means any data, substances, processes, materials, formulas or information (unrelated to the hedgehog proteins), which are useful in the Field and reasonably necessary for the development of Product which Ontogeny or an Affiliate of Ontogeny owns or otherwise has the right to grant licenses under as of the Effective Date or during the Research Term if arising from research conducted under the Research Program.

      1.8 "Party" means Ontogeny or BD; "Parties" means Ontogeny and BD.

      1.9 "Product" means a product that comprises human beta islet cells for use in the Field.

      1.10 "Research Program" means research performed by or on behalf of Ontogeny during the Research Term in accordance with the Research Workplan.

      1.11 "Joint Research Committee" or "JRC" shall mean the research committee composed of representatives of Ontogeny and BD described in Article 2 hereof.

      1.12 "Research Term" shall mean, unless earlier terminated, the two-year period beginning on the Effective Date and any extension thereof agreed to by the parties.

      1.13 "Research Workplan" means the Workplan, attached as Schedule A, which describes the research activities to be conducted in the Field in the course of the Research Program during the Research Term.

      1.14 "Working Committee" shall mean a committee of an equal number of persons from Ontogeny and BD (maximum number of three (3) from each Party) who are responsible for monitoring the day to day progress of the Research Program.

                          Article 2. The Collaboration

      2.1 The Research Program shall be conducted by Ontogeny in accordance with the provisions of the Research Workplan. Ontogeny shall work exclusively with BD in the Field during the term of the Agreement with the exception of third party contractors. In conducting the Research Program, Ontogeny shall have and maintain sufficient flexibility to shift effort and emphasis within the overall scope of the Research Workplan in a manner that will best result in the development of Product, providing that any substantial shift in effort or emphasis is agreed to by the Working Committee or the JRC.

      2.2 Ontogeny and BD will form a Joint Research Committee (the "JRC") to be in existence during the Research Term and to be responsible for overseeing the progress of the Research Program. The JRC will have an equal number of members (maximum eight (8) members in total) from Ontogeny and BD. Ontogeny and BD will also form a Working Committee, which shall meet at mutually agreeable times or via conference call every three weeks and then meet with the JRC during its regular meetings to report the progress of the Research Program to the JRC. Each Party shall make its initial designation of its representatives on the JRC and the Working Committee not later than thirty (30) days after the Effective Date. The Chairperson of the Joint Research Committee shall be chosen from the Ontogeny representatives on the JRC and shall be reasonably acceptable to BD.

      The objective of the JRC shall be to reach agreement on all matters by consensus within the scope of the Research Workplan, including any substantial changes thereto. However, decisions of the JRC shall be decided by majority vote of the JRC provided that such majority is comprised of at least one vote cast by a representative from Ontogeny and one cast by a representative from BD. The JRC shall also be responsible, if necessary, for modifying the short-term goals of the Research Program, provided, however, that no such modification shall (i) alter the terms of this Agreement or (ii) materially increase the responsibilities of, or the level of expense to be incurred by either Party without the prior approval of such Party. If the JRC cannot reach agreement on any matter within its purview, such matter shall be referred to the CEO of Ontogeny or his designee and the CTO of BD or his designee for resolution. If the CEO of Ontogeny or his designee and the CTO of BD or his designee are unable to reach agreement on any issue regarding the Research Program; then the CEO of Ontogeny shall have the final authority to decide upon such matter unless it entails a substantial change to the Research Workplan. If the issue does entail a substantial change to the Research Workplan and such issue has not been resolved by the Working Committee, the JRC or the CTO of BD and the CEO of Ontogeny, as described above, then either party shall have the right to terminate this Agreement under Section 8.3 hereof.

      The JRC shall meet at a mutually agreeable place no less frequently than once each calendar quarter and shall meet at such other times as deemed appropriate by the JRC. Each Party may change any one or more of its representatives on the JRC and/or the Working Committee at any time upon notice to the other Party. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JRC and the Working Committee. Ontogeny shall provide to the JRC quarterly written summaries of the research activities conducted under the Research Program and the results thereof.

      2.3 Ontogeny shall use diligent efforts to perform the activities set forth in the Research Workplan.

      2.4 BD shall provide one (1) BD SPONSORED FTE, acceptable to Ontogeny to work on-site at Ontogeny during the Research Term. Such BD SPONSORED FTE shall work under the direction of Ontogeny managers and shall sign an invention and nondisclosure agreement set forth in Exhibit A whereby he/she shall agree to not disclose to a third party or BD or use except for purposes of the Research Program, confidential or proprietary information of Ontogeny and whereby he/she assigns to Ontogeny all his/her rights to any data, substances, processes, materials, formulas, information or ideas which are developed or created by such BD SPONSORED FTE during or as a result of the BD SPONSORED FTE's tenure at Ontogeny. Such BD SPONSORED FTE will have the right to practice the Ontogeny Technology and the BD Collaboration Technology in the Field for the purpose of conducting research under the Research Program during the Research Term. All of BD's interest in BD Collaboration Technology shall be assigned to Ontogeny. BD shall take all steps necessary to have all of its right, title and interest in the BD Collaboration Technology assigned to Ontogeny and to have any patent applications filed or patents issued thereon by BD assigned to Ontogeny.

      2.5 BD shall have a right of first offer effective as of the Effective Date, to enter into a license agreement with Ontogeny to obtain the right to commercialize any jointly invented BD Collaboration Technology for research reagents and diagnostic uses in the field of diabetes and BD solely invented BD Collaboration Technology for research reagents and diagnostic uses in all fields as follows: Ontogeny shall promptly notify BD in writing with respect to any inventions or invention disclosures of which it becomes aware with respect to BD Collaboration Technology. BD shall have 30 days from the receipt of such notice to provide written confirmation to Ontogeny of BD's interest in entering into a license agreement with respect to such inventions. If BD indicates in writing that it does wish to enter into such an agreement during said 30 day period and if the JRC agrees that the specific invention should be commercialized at the current time, then the Parties will negotiate in good faith the terms of such a license agreement for three months from the date that BD so indicated in writing its desire to enter into such an agreement (the "First Offer Negotiation Period"). If the Parties fail to enter into such an agreement during the First Offer Negotiation Period, then Ontogeny shall be free to commercialize itself or license BD Collaboration Technology to a third party for research reagents and diagnostic uses and to pursue the development of such research reagents and diagnostic uses by itself or with one or more third parties.

    Confidential Materials omitted and filed with the Securities and Exchange
                     Commission. Asterisks denote omissions.

                            Article 3. Option Rights

      3.1 Subject to the fulfillment by BD of its obligations under this Agreement, Ontogeny, hereby grants to BD an option to initiate a development program with Ontogeny to develop and commercialize Product, including the right to elect an exclusive, worldwide license to Ontogeny's and Ontogeny's Affiliates's rights in Ontogeny Intellectual Property Rights for use in the Field, (the "Option" in accordance with the following terms. Such Option is exercisable by BD in writing on or before the earlier of the end of the Research Term or within thirty (30) days after the successful completion of the Objective 2 ("Objective 2") set forth in the Research Workplan. If BD exercises such option, the Parties will exclusively negotiate in good faith the terms of a development/commercialization/license agreement for three months from the exercise date of the Option (the "Negotiation Period"), unless extended by mutual written agreement of the Parties. If the Parties fail to enter into such an agreement during the Negotiation Period, then Ontogeny shall be free to license Ontogeny Intellectual Property and BD Collaboration Technology and to pursue the development of Product by itself or with one or more third parties; provided, however, that for a period of [**] after the Negotiation Period, Ontogeny shall not offer such development/commercialization/license agreements to third parties with terms and conditions which are more favorable to the third party, taken as a whole, than those terms and conditions last offered by BD or by Ontogeny, without first offering, such terms and conditions to BD in writing.

                         Article 4. Payment Obligations

      4.1 In consideration of the rights granted to BD under this Agreement, BD shall lend to Ontogeny the amount of [**], which loan shall be evidenced by a [**] convertible subordinated Note issued by Ontogeny in favor of BD (the "Note") pursuant to a note purchase agreement dated as of the Effective Date (the "Note Purchase Agreement"). The Note shall be convertible into four hundred thousand (400,000) shares of Series G Convertible Preferred Stock ("Series G Stock") of Ontogeny, in accordance with the Note Purchase Agreement and the Note.

      4.2 Within thirty (30) days following the earlier of the end of the Research Term or the successful completion of the Objective 2, BD shall purchase from Ontogeny two hundred thousand (200,000) shares of convertible preferred stock of Ontogeny at a price per share equal to Ten U.S. Dollars ($10.00) and having the same rights as the Series G Stock with respect to voting rights, liquidation and dividends, pursuant to a stock purchase agreement which incorporates the substantive terms of the Note Purchase Agreement attached hereto as Schedule B with the exception that the anti-dilution protection provided shall be similar to that which Ontogeny is then providing to similar corporate research partners. If a BD accounting issue arises in relation to this purchase, the parties shall use reasonable efforts to execute an acceptable note and note purchase agreement to accomplish such purchase.

      4.3 Within thirty (30) days after the Effective Date, Ontogeny shall purchase from BD a complete, new FACS system to facilitate the research in the Research Program at a cost of at least [**] and shall not be higher than the market price of such a system and subject to the following: Such FACS system shall meet specifications, as will be specified in Schedule C to this Agreement which shall be attached hereto and agreed to by the Parties in writing and there will be a two year warranty provided by BD covering 100% of service and parts.

                       Article 5. Negation of Warranties

      5.1 NOTHING IN THIS AGREEMENT IS OR SHALL BE CONSTRUED AS

            A) A WARRANTY OR REPRESENTATION BY ONTOGENY AS TO THE VALIDITY OR SCOPE OF ANY ONTOGENY INTELLECTUAL PROPERTY RIGHTS;

            B) A WARRANTY BY ONTOGENY AS TO THE OUTCOME OF RESULTS CONDUCTED UNDER THIS AGREEMENT;

            C) A WARRANTY, EXPRESS OR IMPLIED, AS TO ANY INVENTION OR PRODUCT CONCEIVED, DISCOVERED OR DEVELOPED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT.

                               Article 6. Patents

      6.1 Ontogeny shall have the right to file, prosecute and maintain patent applications worldwide for Ontogeny Intellectual Property and BD Collaboration Technology at Ontogeny's expense in Ontogeny's sole name. During the Research term, Ontogeny shall provide to BD copies of all substantive documents associated with the prosecution of such patent applications. BD shall have the right but not the obligation to review and provide comments and suggested amendments to the claims to Ontogeny. Each Party shall sign or use its best efforts to have signed all legal documents necessary to file and prosecute patent application or to obtain or maintain patents.

                           Article 7. Confidentiality

      7.1 (a) Disclosure or delivery of confidential and proprietary information or material by any Party to the other Party may be made in writing, or orally. Such confidential information or material provided by one Party to the other Party will be safeguarded by the recipient and will not be disclosed to third parties and will be made available only to the receiving Party's or its Affiliate's employees or agents (including attorneys) who need to know such information or have such material for purposes permitted under this Agreement and who have obligations of confidentiality and non-use similar to those of this Agreement. Each Party shall hold as confidential such confidential information and material in the same manner and with the same protection as such party maintains for its own confidential information and materials and agrees to use such confidential information and materials only for the purpose of this Agreement and as permitted by this Agreement.

            (b) The mutual obligations of confidentiality under this Section will not apply to any information to the extent that such information:

                  (i) is or hereafter becomes part of the public domain through no action of recipient of the information which constitutes a default under this Agreement;

                  (ii) was already known to the recipient as evidenced by prior written documents in its possession which were not furnished by the other party;

                  (iii) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing Party hereunder;

                  (iv) is required by law or bona fide legal process to be disclosed, provided that the disclosing Party takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the non-disclosing Party; or

                  (v) is developed by the recipient independent of the confidential information received from the disclosing party, as evidenced by written documentation.

            (c) BD Collaboration Technology shall be considered to be confidential information of Ontogeny under this Article 7 and shall not be disclosed by BD to a third party, or used by BD except for the purposes of this Agreement and as permitted by this Agreement.

      7.2 BD and Ontogeny each agrees not to disclose any terms or conditions of this Agreement to any third party without the prior consent of the other Party, which shall not be unreasonably withheld, except as required by written applicable law, rule or regulation; or in connection with a financing or offering statement or memorandum, with the understanding that unless required by law, the financial terms will be disclosed in confidence; or to a potential assignee or transferee of the business of a party to which this Agreement relates; or to a licensor of a Party for the purpose of granting a sublicense to the other Party. In the event of a disclosure required under this Article, the disclosing Party shall nonetheless provide the non-disclosing Party with notice of such disclosure prior to disclosure, and will, to the extent reasonably possible, provide the non-disclosing Party with an opportunity to correct same. A Party shall not be required to provide the other Party with a disclosure, which has been previously provided to a Party provided that it is disclosed in a similar fashion and context as it was previously disclosed. Neither BD or Ontogeny shall issue a press release without prior written approval of the other party which shall not be unreasonably withheld and which shall be provided in a timely fashion.

                         Article 8. Term and Termination

      8.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Article 8 of this Agreement, this Agreement shall remain in full force and effect until the end of the Negotiation Period or at such time that the Option is not exercised and has expired.

      8.2 This Agreement may be terminated due to insufficient progress and unsatisfactory results in the Research Program upon majority vote of the JRC by providing each Party three (3) months written notice.

      8.3 Either Party may terminate this Agreement upon failure to reach agreement in good faith under Section 2.2 with regard to a proposed substantial change to the Research Workplan upon three (3) months written notice.

      8.4 This Agreement shall terminate if all or substantially all of the business of one Party to which this Agreement relates is acquired by another entity through merger, sale of assets or otherwise and the other Party withholds consent to an assignment of the Agreement under Section 9.9 below.

      8.5 If either Party materially breaches this Agreement, the other Party may terminate this Agreement by written notice to the breaching party specifying the breach and this

Agreement shall be terminated thirty (30) business days after such written notice, unless prior to the expiration of such period such breach is cured.

      8.6 Notwithstanding any termination of this Agreement, (a) neither Party shall be released of any obligations incurred prior to such termination and (b) the provisions of Sections 2.4, 4.3, 5.1, 6.1, 7.1 and 7.2 and any other provision which by its nature is intended to survive, shall survive any termination of this Agreement. Upon the termination of this Agreement unless BD exercises its Option and executes an agreement with Ontogeny pursuant to the provisions of Section 3.1, each Party shall promptly return to the other Party all written Confidential Information and all copies thereof to such Party.

                            Article 9. Miscellaneous

      9.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

      9.2 Dispute Resolution.

            (a) In the event there is a disagreement between the Parties relating to this Agreement, the Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives of both Parties who have authority to settle the controversy. Either Party may give the other Party written notice of any dispute hereunder not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of each of the Parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty
(60) days of the disputing Party's notice, or if the Parties fail to discuss or meet within twenty (20) days, either Party may initiate mediation of the controversy or claim under the then current Center for Public Resources Procedure for Mediation of Business Disputes, with the understanding that the mediator shall have no authority to amend this Agreement or the Research Workplan.

            (b) If a negotiator intends to be accompanied at a telephone conference or a meeting by an attorney, the other negotiators shall be given at least three (3) working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state rules of evidence.

            (c) If the dispute is not resolved within sixty (60) days of its submission to a mediator in accordance with Section 9.2 (a), either Party may submit the dispute to binding arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Ontogeny, one to be appointed by BD and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration. The arbitration, including the rendering of the award, shall take place in Boston, Massachusetts, and shall be final and binding upon the Parties hereto, with the understanding that the arbitrators shall have no authority to amend this Agreement or the Research Workplan and the expenses of the arbitration shall be paid as the arbitrators determine.

      9.3 The waiver by a Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

      9.4 All notices, instructions and other communications hereunder or in connection herewith shall be in writing and shall be (a) delivered personally,
(b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, or (d) sent by facsimile transmission, in each case to an address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a business day; otherwise, on the next business day following such transmission).

      Notices to Ontogeny           Ontogeny, Inc.
      shall be addressed to:        45 Moulton Street
                                    Cambridge, MA 02138
                                    Attention: President and
                                    Chief Executive Officer

      Notices to Becton Dickinson   Becton, Dickinson and Company
      shall be addressed to:        One Becton Drive
                                    Franklin Lakes, NJ 07417
                                    Attention: Chief Technology Officer

      with a copy to:               Attention: Chief Intellectual Property and
                                    Licensing Counsel

Either Party may change its address by giving notice to the other Party in the manner herein provided.

      9.5 Nothing herein shall be deemed to constitute Ontogeny, on the one hand, or BD, on the other hand, as the agent or representative of the other, or as joint venturers or partners for any purpose.

      9.6 This Agreement, the Note Purchase Agreement and the Schedules hereto (which Schedules are deemed to be a part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

      9.7 The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

      9.8 In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

      9.9 Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

      9.10 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

      9.11 This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

      9.12 Neither Party to this Agreement shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of God, earthquakes, acts of governments, war, riots, strikes, accidents in transportation, or other similar causes beyond the reasonable control of such Party.

      9.13 BD understands that it receives no right to a license, implied or otherwise, under any patent or other right now or hereafter owned or controlled by Ontogeny.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

Ontogeny, Inc.                            Becton, Dickinson and Company

/s/ Doros Platika                         /s/ Deborah J. Neff
---------------------------------         --------------------------------------
By:    Doros Platika                      By:  Deborah J. Neff
                                             -----------------------------------
Title: President and CEO                  Title: President-BOIS
                                                --------------------------------
Date:  1/13/99                            Date: 1/13/99
     -------------------------------           ---------------------------------

                                    Exhibit A

Ontogeny, Inc.
--------------------------------------------------------------------------------

                          INVENTION, NON-DISCLOSURE AND
                            NON-COMPETITION AGREEMENT

      This Agreement is made this _____ day of ___________, 19___ between Ontogeny, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and _________________(the "BD Sponsored FTE").

      In consideration of the employment to work on-site at company in connection with the Research Collaboration and Option Agreement between BD and Company ("BD Agreement") or the continued employment of the BD Sponsored FTE by the Becton Dickinson and Company ("BD"), the Company and the BD Sponsored FTE agree as follows:

1.    Proprietary Information

      (a) The BD Sponsored FTE agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plan, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The BD Sponsored FTE will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties under the BD Agreement) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the BD Sponsored FTE.

      (b) The BD Sponsored FIFE agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the BD Sponsored FTE or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the BD Sponsored FTE only in the performance of his/her duties for the Company under the BD Agreement. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the BD Sponsored FTE shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment as a BD sponsored FTE under the BD Agreement. After such delivery, the BD Sponsored FTE shall not retain any such materials or copies thereof or any such tangible property.

      (c) The BD Sponsored FTE agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or the BD Sponsored FTE.

2.    Developments

      (a) The BD Sponsored FTE will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived, or reduced to practice by him/her or under his/her direction or jointly with others during his/her tenure at the Company whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

      (b) The BD Sponsored FTE agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the BD Sponsored FTE not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

      (c) The BD Sponsored FTE agrees to cooperate fully with the Company, both during, and after his/her tenure with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The BD Sponsored FTE shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interest in any Development. The BD Sponsored FTE further agrees that if the Company is unable, after reasonable effort, to secure the signature of the BD Sponsored FTE on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the BD Sponsored FTE, and the BD Sponsored FTE hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.    Non-competition

      (a) During the BD Sponsored FTE's tenure at the Company and for a period of one year after the termination or cessation of such tenure for any reason, the BD Sponsored FTE will not directly or indirectly:

            (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), engage in the business of developing, designing, producing, marketing, selling or rendering (or assisting any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those being developed, designed, produced, marketed, sold or rendered by the Company while the BD Sponsored FTE was working at the Company with the exception of working for BD as part of any Ontogeny/BD Collaboration; or

            (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the BD Sponsored FTE while at the Company.

      (b) If the BD Sponsored FTE violates the provisions of Section 3(a), the BD Sponsored FTE shall continue to be bound by the restrictions set forth in Section 3(a) until a period of one year has expired without any violation of such provisions.

4.    Non-Solicitation

      (a) During the BD Sponsored FTE's tenure at the Company and for a period of two years after the termination or cessation of such tenure for any reason, the BD Sponsored FTE will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company.

      (b) If the BD Sponsored FTE violates the provisions of Section 4(a), the BD Sponsored FTE shall continue to be bound by the restrictions set forth in Section 4(a) until a period of two years has expired without any violation of such provisions.

5.    Other Agreements

The BD Sponsored FTE hereby represents that, except as the BD Sponsored FTE has disclosed in writing to the Company on Appendix A to this Agreement, the BD Sponsored FTE is not bound by the terms of any agreement with any previous employer, current employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her tenure at Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The BD Sponsored FTE further represents that his/her performance of all the terms of this Agreement and as an BD Sponsored FTE under the BD Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the BD Sponsored FTE in confidence or in trust prior to his/her employment with the Company, and the BD Sponsored FTE will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

6.    United States Government Obligations

The BD Sponsored FTE acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The BD Sponsored FTE agrees to be bound by all such obligations and restrictions which are made known to the BD Sponsored FTE and to take all action necessary to discharge the obligations of the Company under such agreements.

7.    No Employment Contract

The BD Sponsored FTE understands that this Agreement does not constitute a contract of employment and does not imply that his/her status as a BD Sponsored under the BD Agreement will continue for any period of time.

8.    Miscellaneous

      (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (b) This Agreement supersedes all prior agreements, written or oral, between the BD Sponsored FTE and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the BD Sponsored FTE and the Company.

      (c) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

      (d) The BD Sponsored FTE expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the BD Sponsored FTE may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

      (e) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the BD Sponsored FTE to be reasonable for such purpose. The BD Sponsored FTE agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the BD Sponsored FTE agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

      (f) If any restriction set forth in Sections 3 or 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

      (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the BD Sponsored FTE each consents to the jurisdiction of such a court.

THE BD SPONSORED FTE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

Ontogeny, Inc.

Name:
      ------------------------------
      please print

Name:
      ------------------------------
      signature

Title:
      ------------------------------
Date:
      ------------------------------


BD Sponsored FTE                         Becton Dickinson and Company

Name:                                    Name:
      -------------------------------          -------------------------------
      please print                             please print

Name:                                    Name:
      -------------------------------          -------------------------------
      signature                                signature

Date:                                    Title:
      -------------------------------          -------------------------------
                                         Date:
                                               -------------------------------

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   SCHEDULE A

                               Research Work Plan

Objective 1:      [**] the [**] can be [**] to [**].

Objective 2:      [**] the ability of [**] a [**] in the [**].

Objective 3:      [**] of the [**] to [**]:

                  *   [**] the [**] of [**] in [**];

                  *  [**] and [**] of [**] and [**] into [**];

                  *  [**] in [**] of these [**]in a [**].

Objective 1:

      (i)   Assess the [**] containing [**] of [**] with the [**];

      (ii)  Determine whether such [**] are [**];

      (iii) If not, using the [**], establish [**] from the [**];

      (iv) [**] vs. [**]. This should be [**] and to what extent [**], and whether [**].

      (v)   [**] which define such [**] and [**]. Assess ability to [**].

      (vi) [**] from all [**] of [**]of a [**] may be required [**] in a [**]. Then, by [**] of a [**] which are [**] in a [**] determine the [**] for the [**].

The conclusions from this [**] should permit [**] of [**] which can be served by a [**].

Objective 2:

      (i) Establish [**], and [**], for [**] using [**]. Demonstrate initially in [**] with [**] being [**], or in [**] or [**];

      (ii)  Repeat in [**] treated [**] stability and [**] of [**];

      (iii) Using [**] and [**] from these [**], then repeat in both [**] treated [**], using the [**] derived [**].

      (iv)  Assess the [**] of [**].

      (v)   Monitor the [**] from such [**].

      (vi) [**] to assess the [**] to function in [**] such as the [**]. As restoration of [**] and [**].

[**] from this [**] and [**] efficacy of the [**] estimated from [**].

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Objective 3:

      (i)   Determine ability to [**] from [**] using [**] and [**] with [**].

      (ii)  Apply knowledge from [**] to [**].

      (iii) As of [**] the [**] for the [**], and the [**] of [**].

      (iv)  [**] to the [**], using various approaches to [**].

      (v)   [**] of such [**] for [**] and [**] using [**] such as [**].

[**] from the section should establish the [**] of a [**] derived and [**] of [**].

                                   APPENDIX A

                                OTHER AGREEMENTS:


                                     - 18 -